Exhibit 10.1 [***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. NON-EXCLUSIVE PRODUCT LICENSE AGREEMENT THIS NON-EXCLUSIVE PRODUCT LICENSE AGREEMENT (“Agreement”) is made and entered into effective as of October 18, 2005 (the “Effective Date”), by and between MICROMET AG, having its principal offices at Staffelseestrasse 2, 81477 Munich, Germany (“MICROMET”), and VIVENTIA BIOTECH (BARBADOS) INC., having its principal offices at Chancery House, High Street, Bridgetown, Barbados, West Indies (“Viventia”), a wholly-owned subsidiary of Viventia Biotech Inc., having its principal offices at 10 Four Seasons Place, Suite 501, Toronto, Ontario, Canada (“Viventia Biotech”). Micromet and Viventia each may be referred to herein individually as a “Party”, or collectively as the “Parties.” RECITALS WHEREAS, Micromet owns or controls the Micromet Patents (as defined below); and WHEREAS, Micromet and Enzon have entered into a certain Cross-License Agreement (the “Micromet/Enzon Cross-License Agreement”) and Exclusive IP Marketing Agreement (the “Micromet/Enzon Marketing Agreement”) each dated as of April 9, 2002, as amended, pursuant to which Micromet and Enzon granted to each other certain rights to intellectual property relating to Single Chain Antibody (as defined below) technology and pursuant to which Micromet is authorized to grant the licenses and other rights to Viventia pursuant to the terms of this Agreement; and WHEREAS, Viventia has elected to receive such a license for the purpose of developing, commercializing, manufacturing, using, and distributing an SCA Product (as defined below) towards the EpCAM Target (as defined below); and WHEREAS, Micromet desires to grant a license to Viventia on a non-exclusive basis of the right to use the Consolidated Patents (as defined below) for the purpose of developing and commercializing such product in respect of such target on the terms and conditions of this Agreement. NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the Parties agree as follows: AGREEMENT 1. DEFINITIONS When used in this Agreement, capitalized terms will have the meanings as defined below and throughout the Agreement. 1.1 “Affiliate” means a legal entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with a Party. For purposes of this definition only, “control” and, with correlative meanings, the terms “controlled by” and \\PH - 037750/000002 - 398853 v1

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. “under common control with” means (a) the possession, directly or indirectly, of the power to direct the management or policies of a legal entity, whether through the ownership of voting securities or by contract relating to voting rights or corporate governance, or (b) the ownership, directly or indirectly, of more than 50% of the voting securities or other ownership interest of a legal entity. 1.2 “Antibody” means a molecule or gene encoding such a molecule comprising or containing at least one immunoglobulin variable domain or parts of such domain or any existing or future fragments, variants, modifications or derivatives thereof. 1.3 “Antigen” means any structure, including an entire protein, post-translational modifications, lipids, or glyco-lipids, for which Antibody variable domains have binding affinity. 1.4 “BiTE Product” means any composition or formulation containing or comprising a bi-specific Antibody, wherein one arm of the Antibody binds to T-cells. 1.5 “Business Day” means any day (other than a Saturday or Sunday) upon which major commercial banks are open for business in the cities of Toronto and Munich. 1.6 “Combination Product” means any product, which contains a Licensed Product and one or more other active ingredients or active components. 1.7 “Commercial Sale” means the sale to a Third Party of the Licensed Product in a given country after granting of regulatory approval for the Licensed Product by the Regulatory Authorities of that country. 1.8 “Confidential Information” has the meaning assigned to it in Section 5.1. 1.9 “Consolidated Know-How” means the Know-How Controlled by Micromet or Enzon relating to the Consolidated Patents. 1.10 “Consolidated Patents” means the Micromet Patents and Enzon Patents identified in Schedule I to which Micromet may grant a license under the Micromet/Enzon Marketing Agreement. 1.11 “Controlled” or “Controls” means, with respect to any Know-How, Patent, or other intellectual property right, possession of the right, whether directly or indirectly, and whether by ownership, license or otherwise, to assign, or grant a license, sublicense or other right to or under, such Know-How, Patent or right as provided for herein without violating the terms of any agreement or other arrangements with any Third Party. 1.12 “Disclosing Party” has the meaning assigned to it in Section 5.1. 1.13 “Dispute” has the meaning assigned to it in Section 12.3.2. 1.14 “Dossier” means a written summary setting forth (a) a brief description of the proposed use, application or clinical indication of a particular product composition or formulation 2 \\PH - 037750/000002 - 398853 v1

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. of the Licensed Product and its origin, amino acid sequence, nucleotide sequence and Genbank or other accession number (if available), and (b) an update on the current status of the research and development regarding the Licensed Product described in previous reports, which will include an update on matters relating to the Licensed Product including expected timelines for development milestones for which payments are due hereunder and a brief and updated description of any collaborations, business transactions, changes of control, publications, conference presentations and intellectual property or legal matters relating to the Licensed Product. 1.15 “Enzon” means Enzon Pharmaceuticals, Inc., a corporation having a place of business at 20 Kingsbridge Road, Piscataway, New Jersey. 1.16 “Enzon Patents” means any Patents listed in Schedule I (A), excluding any patents relating to Pegylation. 1.17 “EpCAM Target” means the whole or part of the human epithelial cell adhesion molecule EpCAM identified by the SWISS-PROT entry name TTD1_HUMAN and accession number P16422 with the amino acid sequence as set out in Schedule II which is specifically recognized by an Antibody binding to the foregoing. 1.18 “Equity Financing” means the sale and issuance after the Effective Date of shares of any series of common or preferred stock of Viventia or Viventia Biotech to a Third Party for cash consideration, discharge of indebtedness, or any combination thereof. 1.19 “Europe” means Albania, Andorra, Austria, Belgium, Belarus, Bosnia- Herzegovina, Bulgaria, Croatia, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Georgia, Germany, Greece, Hungary, Iceland, Ireland, Italy, Latvia, Liechtenstein, Lithuania, Luxembourg, Macedonia, Malta, Moldova, Monaco, Netherlands, Norway, Poland, Portugal, Romania, Russian Federation, San Marino, Serbia/Montenegro, Kosovo, Slovakia, Slovenia, Spain, Sweden, Switzerland, Turkey, Ukraine, United Kingdom, and Vatican City, and any successor states on their respective territories. 1.20 “Excluded Field” means the products and areas set out in Schedule III. 1.21 “Exploit” means to make, have made, import, export, use, sell, offer for sale, or otherwise dispose of a product, including all discovery, research, development, registration, modification, enhancement, improvement, manufacture, storage, formulation, exportation, transportation, distribution, promotion and marketing activities related thereto. 1.22 “FDA” means the United States Food and Drug Administration, or any successor agency thereto having the administrative authority to regulate the marketing of human pharmaceutical products or biological therapeutic products, delivery systems and devices in the United States of America. 1.23 “Field” means the treatment of cancer by regional administration of the Licensed Product at the site of the tumor (e.g., intratumoral, intravesical, intrahepatic, etc.); provided, however, that the foregoing will exclude the Excluded Field. 3 \\PH - 037750/000002 - 398853 v1

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. 1.24 “Gross-Up Amount” has the meaning assigned to it in Section 4.10. 1.25 “Improvement” means any invention developed by or on behalf of Viventia, its licensees, sublicensees or its Affiliates during the Term that: (a) is an improvement, modification or adaptation of any technology, process or methodology claimed in or covered by either of the Consolidated Patents or Consolidated Know-How, as applicable; or (b) relates to the manufacture, development, testing, composition or use of any SCA, including, by way of example, improvements to expression, purification, solubility, or stability of Single Chain Antibodies, and improvements to peptide linkers within a Single Chain Antibody, peptide linkers between Single Chain Antibodies and other peptides or proteins, or control over the oligomerization state of Single Chain Antibodies. 1.26 “Indemnification Claim Notice” has the meaning assigned to it in Section 9.3.1. 1.27 “Indemnifying Party” has the meaning assigned to it in Section 9.3.1. 1.28 “Indemnitee” has the meaning assigned to it in Section 9.3.1. 1.29 “Intellectual Property Rights” means any and all rights licensed to a Party by any Third Party or any and all proprietary rights provided in any jurisdiction worldwide under (a) patent law, (b) copyright law (including moral rights), (c) trade secret law, (d) design patent or industrial design law, or (e) any other statutory or common law principles which may provide a right in intellectual property, including any and all applications, registrations, licenses, sub- licenses, franchises, agreements or any other evidence of a right in the foregoing. 1.30 “Know-How” means all non-public inventions, data, information, methods, procedures, processes and materials, including but not limited to, biological, chemical, biochemical, toxicological, pharmacological, metabolic, formulation, clinical, analytical and stability information and data (other than such Know-How which is or becomes the subject of a patent or of a provisional or filed patent application or which otherwise becomes public). 1.31 “License Maintenance Fee” has the meaning assigned to it in Section 4.2. 1.32 “Licensed Product” means the SCA Product with the amino acid sequence as set out in Schedule IV comprising (a) an SCA binding to the EpCAM Target, (b) Pseudomonas Exotoxin, and (c) a peptide linker linking those polypeptides into a single chain polypeptide. 1.33 “Licensed Technology” means the Consolidated Patents and the Consolidated Know-How. 1.34 “Losses” has the meaning assigned to it in Section 9.1. 1.35 “MAA” means a marketing approval application filed with the European Medicines Evaluation Agency or a New Drug Application filed with the FDA, and any corresponding applications in other countries or territories. 4 \\PH - 037750/000002 - 398853 v1

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. 1.36 “Major Market Country” means the United States of America, the United Kingdom, Canada, France, Germany, Italy, or Spain. 1.37 “Micromet/Enzon Cross-License Agreement” has the meaning assigned to it in the recitals of this Agreement. 1.38 “Micromet/Enzon Marketing Agreement” has the meaning assigned to it in the recitals of this Agreement. 1.39 “Micromet Patents” means any Patents listed in Schedule I(B). 1.40 “Net Sales” means the gross amount received by Viventia, its Affiliates, licensees or sublicensees for Commercial Sales of the Licensed Product to any Third Party in any country in the world, less any (a) normal trade, cash and quantity discounts actually allowed, including charge backs; (b) amounts allowed for returned or defective Licensed Products; (c) insurance and transportation charges to the extent included in the invoiced amount; and (d) custom duties, VAT, sales taxes or other governmental charges paid other than Withholdings (defined below) in connection with such sales (but excluding taxes on Viventia’s income). Any of the deductions listed above that involves a payment by Viventia, its Affiliates, licensees or sublicensees will be taken as a deduction in the calendar quarter in which the payment is actually made by such entity. Any amounts received on account of transfers of Licensed Products between Viventia, its Affiliates, licensees or sublicensees of Licensed Products hereunder will be excluded from the calculation of Net Sales, and Net Sales will be calculated based on the final sale of such Licensed Product by Viventia, its Affiliates, licensees or sublicensees to any Third Party. If a Licensed Product is sold in the form of a Combination Product, Net Sales for purposes of royalty payments on the Combination Product will be calculated by multiplying the Net Sales of the Combination Product by the fraction A/(A+B), where A is the invoice price of the Licensed Product if sold separately (i.e., without the other active ingredients or active components) by Viventia, its Affiliates, licensees or sublicensees; and B is the aggregate invoice price of the other active ingredients or components in the Combination Product, if sold separately by Viventia, its Affiliate, licensees or sublicensees. If no such separate sales are made by Viventia, its Affiliates, licensees or sublicensees, then Net Sales for purposes of royalty payments on the Combination Product will be calculated by multiplying the Net Sales of the Combination Product by the fraction C/(C+D) where C is the fully allocated cost of the Licensed Product taken separately from the Combination Product (i.e., not including the other active ingredients or active components); and D is the aggregate fully allocated cost of the other active ingredients or active components; in each case, such costs being determined using generally accepted accounting procedures consistently applied by Viventia, its Affiliates, licensees or sublicensees, as applicable. 1.41 “Patents” means (a) all patents and patent applications in any country or supranational jurisdiction, and (b) any substitutions, divisions, continuations, continuations-in-part (to the extent directed to subject matter described in such patent or patent application), reissues, renewals, registrations, confirmations, re-examinations, extensions, supplementary protection 5 \\PH - 037750/000002 - 398853 v1

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. certificates and the like, and any provisional applications, of any such patents or patent applications. 1.42 “Pegylation,” with a correlative meaning for “Pegylated,” means the conjugation (covalent chemical bonding) of PEG (including but not limited to conjugation through linking groups) with or to other materials, including but not limited to Single Chain Antibodies. “Pegylation” will include the synthesis, derivatization, characterization, and modification of PEG for such purposes, together with the synthesis, derivatization, characterization, and modification of the raw materials and intermediates for the manufacture of PEG reagents or products incorporating such PEG reagents by means of conjugation, and all methods of making and using each and all of the foregoing. As used in this definition, “PEG” means polyethylene glycol and derivatives thereof, including methoxy-polyethylene glycol. 1.43 “Phase II Clinical Trial” means, as to the specific Licensed Product, a controlled and lawful study conducted anywhere in the world in diseased humans of the feasibility, safety, dose ranging and efficacy of such product, that is prospectively designed to generate sufficient data (if successful) to commence a Pivotal Trial (or foreign equivalent) of such product, as further defined with respect to the United States of America in United States Federal Regulation 21 C.F.R. 312.21, as may be amended. For the avoidance of doubt, a Phase II Clinical Trial requires enrollment of patients with the applicable disease or condition and is aimed to provide a measure of efficacy in addition to short-term tolerability. A combined phase I/II clinical trial will also be regarded to fall under the definition of a Phase II Clinical Trial. 1.44 “Pivotal Trial” means, as to the specific Licensed Product, a controlled and lawful study conducted anywhere in the world in humans of the efficacy and safety of such product, that is prospectively designed to demonstrate with statistical significance that such product is effective and safe for use in a particular indication in a manner sufficient to file an MAA to market and sell that product in the United States or another country for the indication being investigated by the study, as further defined with respect to the United States of America in United States Federal Regulation 21 C.F.R. 312.21, as may be amended. 1.45 “Receiving Party” has the meaning assigned to it in Section 5.1. 1.46 “Records” has the meaning assigned to it in Section 4.7. 1.47 “Regulatory Authorities” means the European Medicines Agency, the FDA, any successor agencies thereto, and any equivalent health regulatory authorities in any applicable country or territory. 1.48 “SCA Product” means any composition or formulation containing or comprising one or more Single Chain Antibodies in any format for the prognosis, diagnosis, prophylaxis or treatment of human or non-human diseases or conditions, in each case excluding any BiTE Product. 1.49 “Single Chain Antibody” or “SCA” means an Antibody having binding affinity for an Antigen whereby such Antibody comprises (a) a polypeptide segment having a light chain 6 \\PH - 037750/000002 - 398853 v1

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. variable region, (b) a polypeptide having a heavy chain variable region, and (c) at least one peptide linker linking those polypeptides into a single chain polypeptide. 1.50 “Tax Refund” has the meaning assigned to it in Section 4.10. 1.51 “Term” has the meaning assigned to it in Section 8.1. 1.52 “Third Party” means any party other than Micromet, Enzon, Viventia or their respective Affiliates. 1.53 “Third Party Claims” has the meaning assigned to it in Section 9.1. 1.54 “Valid Claim” means (a) any claim of an issued and unexpired patent within the Consolidated Patents which has not been revoked or held unenforceable or invalid by a court or other governmental agency of competent jurisdiction in a decision that is not appealed or cannot be appealed, and which has not been disclaimed or admitted to be invalid or unenforceable through reissue or otherwise, or (b) a pending claim in a pending patent application within the Consolidated Patents which has not been pending for more than five (5) years. 2. GRANT OF LICENSES 2.1 License. Subject to the terms and conditions of this Agreement, Micromet hereby grants to Viventia a nonexclusive, worldwide, royalty-bearing license under the Licensed Technology to Exploit Licensed Products in the Field. Subject to the terms and conditions of this Agreement, Viventia may grant and authorize the grant of further sublicenses under the foregoing license to any of its Affiliates or to a Third Party; provided, however, that any such sublicense will be consistent with the terms and conditions of this Agreement, and will impose on the sublicensee the obligations of Viventia and grant Micromet the rights contained in Sections 4.7, 5, 6.3, 7.1 and 7.2 of this Agreement. Viventia will provide Micromet with a complete copy of any sublicense agreement granting a sublicense under this Agreement within 30 days of execution of such agreement, except that the financial terms of such agreement may be redacted. Viventia hereby covenants and agrees not to use or sublicense any of its rights under the foregoing license except as expressly permitted in this Agreement. 2.2 Reservations. Except for the rights specifically granted herein, Micromet reserves all rights to the Consolidated Patents and Consolidated Know-How Controlled by it and reserves the right to utilize or allow Third Parties to utilize the Consolidated Patents and Consolidated Know-How consistent with the terms of this Agreement. No implied licenses are granted under this Agreement. 2.3 Exclusions. Notwithstanding anything in this Agreement to the contrary, Micromet grants no rights to Viventia under this Agreement to research, develop, manufacture, use, or sell (a) any BiTE Product, (b) any Licensed Product in the Excluded Field, or (c) any pharmaceutical product containing any full Antibody of any subtype. 7 \\PH - 037750/000002 - 398853 v1

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. 3. LICENSED PRODUCT; REPORTING; DILIGENCE 3.1 Licensed Product. 3.1.1 General. Viventia will provide to Micromet a Dossier in respect of the Licensed Product that Viventia desires to Exploit under this Agreement. Viventia will submit a Dossier to Micromet in respect of the Licensed Product within sixty (60) days following the Effective Date. 3.1.2 Dossier Updates. During the Term, within ten (10) days after each anniversary of the Effective Date Viventia will prepare and provide to Micromet a Dossier (or update thereto) with respect to the Licensed Product. 3.1.3 Confidentiality. Micromet will treat all information contained in any Dossier (or update thereto) provided to Micromet under this Section 3.1 as Viventia’s Confidential Information in accordance with the confidentiality provisions of Section 5. 3.1.4 Diligence. Viventia will use its Diligent Efforts to develop and obtain regulatory approval of a Licensed Product in all Major Market Countries. As used in this Section 3.1.4, “Diligent Efforts” means those diligent efforts consistent with the exercise of prudent scientific and business judgment, that a company within the pharmaceutical industry would reasonably devote to a product of similar market potential or profit potential resulting from its own research efforts, based on conditions then prevailing, including by: (a) promptly assigning responsibility for development and commercialization activities to specific employees who are held accountable for progress and monitoring such progress on an on-going basis, (b) setting and consistently seeking to achieve specific and meaningful objectives and timelines for carrying out such development and commercialization activities, and (c) consistently making and implementing decisions and allocating resources designed to advance progress with respect to such objectives and timelines. 4. PAYMENTS Micromet has offered to Viventia three different payment options as set forth in Schedule V and Viventia has chosen payment option C of Schedule V, which is described in detail in this Section 4. 4.1 Initial License Fee. Viventia will pay to Micromet a non-refundable, non- creditable license fee of €450,000. The first installment of the initial license fee in the amount of €300,000 is due and payable within 10 days after the Effective Date. The remaining €150,000 of the initial license fee is due and payable within 10 days after the earlier of: (a) any Equity Financing, (b) any merger of Viventia or Viventia Biotech with a Third Party, any acquisition of Viventia or Viventia Biotech by a Third Party, any sale of all or substantially all assets of Viventia or Viventia Biotech to a Third Party, any acquisition of a Third Party by Viventia or Viventia Biotech, or any sale of all or substantially all assets of a Third Party to Viventia or Viventia Biotech, in each case, except with or into an Affiliate (including, without limitation, Viventia or Viventia Biotech), (c) any bankruptcy or insolvency of Viventia or Viventia Biotech, (d) any assignment of this Agreement by Viventia pursuant to Section 12.1 (except to the extent excluded 8 \\PH - 037750/000002 - 398853 v1

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. pursuant to clause (b) above or an assignment to Viventia Biotech), (e) the grant of a sublicense to a Third Party for a Licensed Product in accordance with Section 2.1 or any signing by or on behalf of Viventia or Viventia Biotech of a collaboration agreement for the development and/or commercialization of a Licensed Product, except for sublicense or collaboration agreement between Viventia and Viventia Biotech and/or their Affiliates, (f) any termination of this agreement according to Section 8 (except for a termination by Viventia following the final judicial determination of a material breach of Micromet or if the Parties otherwise agree in writing regarding such material breach), and (g) at the first anniversary of the Effective Date. The Parties agree that €400,000 of such license fee is attributable to Viventia’s and/or its Affiliates’ use of the SCA Technology for the research and development of Licensed Products within the Field prior to the Effective Date and the remaining €50,000 is attributable to the maintenance of the license during the 12-month period following the Effective Date. 4.2 License Maintenance Fee. Viventia will pay to Micromet an annual fee (the “License Maintenance Fee”) of €50,000 within ten (10) days after each anniversary of the Effective Date. Viventia may credit the amount of any License Maintenance Fee paid by Viventia to Micromet within ten (10) days after each anniversary of the Effective Date against any royalty payments to the extent payable pursuant to Section 4.4 during the 12-month period following such anniversary, 4.3 Milestones. Viventia will pay to Micromet in accordance with Section 4.6 the following non-refundable, non-creditable milestone payments for the Licensed Product Exploited by Viventia, its Affiliates (including, without limitation, Viventia Biotech), licensees or sublicensees. For greater certainty, each milestone payment will be made only once and the occurrence of a milestone event in a second country or subsequent countries will not trigger any additional milestone payments. Milestone Event Milestone Payment (1) Initiation of first Phase II Clinical Trial for the Licensed €200,000 Product in any country (2) Initiation of the first Pivotal Trial for the Licensed Product in €500,000 any country (3) Filing of the first MAA for the Licensed Product in the U.S.A. €700,000 (4) Filing of the first MAA for the Licensed Product in any €500,000 country in Europe (5) First Sale of a Licensed Product in the U.S.A. €1,400,000 (6) First Sale of a Licensed Product in any country in Europe €1,000,000 9 \\PH - 037750/000002 - 398853 v1

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. 4.4 Royalties. 4.4.1 Subject to the terms and conditions of this Agreement, Viventia will pay to Micromet a royalty payment equal to: (a) 2.5% of Net Sales of Licensed Product calculated on that amount of Net Sales that are less than or equal to US$100,000,000 during a calendar year; (b) 3.0% of Net Sales of Licensed Product calculated on that amount of Net Sales that are greater than US$100,000,000 and less than or equal to US$300,000,000 during a calendar year; and (c) 3.5% of Net Sales of Licensed Product calculated on that amount of Net Sales that are greater than US$300,000,000 during a calendar year. Notwithstanding the foregoing and subject to the provisions of Section 4.4.2, the royalty rate applicable to such Licensed Product for sales in a particular country will be reduced to 1.5% of Net Sales of such Licensed Product in such country upon expiration, revocation or invalidation of the last to expire Valid Claim of the Consolidated Patents which, but for the license granted in this Agreement, would be infringed by the development, manufacture, importation, use or sale of a Licensed Product in that country. In the event of any reduction in accordance with the foregoing resulting from the revocation or invalidation of the last Patent in a particular country (which but for the license granted in this Agreement, was infringed by the development, manufacture, importation, use or sale of a Licensed Product prior to such invalidation), then Micromet shall refund to Viventia (on a country-by-country basis) the difference between (i) royalties actually paid by Viventia to Micromet under Section 4.4.1 (a)-(c) prior to the date of the invalidation of the last such Patent for such Licensed Product in such country and (ii) royalties that would have been payable on Net Sales of such Licensed Product in such country applying a royalty rate of 1.5% as described above in this subsection. 4.4.2 The royalty payment obligation of Viventia under this Section 4.4 will expire on a country-by-country basis upon the later of: (a) expiration of the last Valid Claim of the Consolidated Patents which, but for the license granted in this Agreement, would be infringed by the development, manufacture, importation, use or sale of the Licensed Product in such country; and (b) ten (10) years from first Commercial Sale for use or consumption by the general public of such Licensed Product by or on behalf of Viventia in such country. The Parties acknowledge and agree that by selecting payment option C in Schedule V, Viventia has agreed for its own convenience to the payment of royalties over a period going beyond the date of expiration of the Valid Claims, and that such payments are for the value and in consideration of the use of the Licensed Technology prior to the expiration of the Valid Claims. 4.5 Acceleration of Milestones. If milestone event (2) as listed in Section 4.3 is achieved without the achievement of milestone event (1) as listed in Section 4.3, then the milestone payments for milestone events (1) and (2) as set forth in Section 4.3 will be payable as if the relevant milestone event (1) had occurred as of the date of the achieved milestone event (2). 4.6 Payment. 10 \\PH - 037750/000002 - 398853 v1

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. 4.6.1 Payment of Milestones. Upon Viventia achieving a development milestone that triggers a milestone payment obligation pursuant to Section 4.3, Viventia will give notice to Micromet within ten (10) days after achieving such milestone, and will make the corresponding milestone payment within thirty (30) days after the achievement of the corresponding milestone event. 4.6.2 Payment of Royalties. For any quarterly period for which royalties are payable by Viventia to Micromet under Section 4.4, Viventia will provide notice to Micromet within twenty-one (21) days after the end of each such calendar quarter and a written report with Viventia’s good faith estimate of Net Sales accrued in the preceding calendar quarter and the royalties payable thereon. Viventia will make royalty payments to Micromet for Licensed Products sold during a calendar quarter within forty-five (45) days after the last day of that calendar quarter. Each royalty payment will be accompanied by a written report for that calendar quarter showing the cumulative Net Sales of the applicable product sold by Viventia, its Affiliates, licensees and sublicensees on a country-by-country basis worldwide during the quarterly reporting period and the corresponding royalties payable under this Agreement. 4.6.3 Payment Method. All amounts due hereunder will be paid in EURO by wire transfer in immediately available funds to [***] or such other bank account as Micromet may from time to time notify Viventia. Any payments or portions thereof due hereunder which are not paid on the date such payments are due will bear interest from the due date until the date of payment at the rate which is the lower of (i) the overnight EURIBOR rate in effect on the due date and (ii) the highest rate permitted by applicable law. 4.6.4 Currency Conversion for Milestone Payments and Calculation of Net Sales. For any currency conversion required in connection with any payment hereunder, or in determining the amount of royalties due, such conversion will be made at the prevailing commercial rate of exchange for purchasing the currency into which an amount is to be converted as publicly announced as the spot rate quoted by Deutsche Bank AG (or its successor) in Frankfurt on (i) the day which is fifteen (15) Business Days following the date of the achievement of any milestone made pursuant to Section 4.3 and (ii) the day which is the last Business Day of the applicable quarterly period for any royalty payments made pursuant to Section 4.4. For purposes of determining the amount of royalties due, the amount of Net Sales in any foreign currency will be computed by converting such amount into EURO as provided in this Section. All payments due under this Agreement will be paid exclusive of value added tax. 4.7 Records; Audits. Viventia will keep or cause or procure to be kept and for at least four (4) years retain accurate data, accounts and supporting documentation in respect of all Licensed Products produced and/or sold, used or disposed of by or on behalf of Viventia and the Net Sales thereof solely for the purposes of and to the extent such Records are reasonably required for the computation and verification of royalties and all other sums payable under this Agreement (collectively, “Records”). Viventia will give to or procure for Micromet’s nominated representative, which shall be an independent accounting firm reasonably acceptable to Viventia (the “Accounting Firm”), upon reasonable request in writing (provided that such request will provide Viventia with not less than five (5) Business Days’ notice) and no more than once in any twelve (12)-month period, access to Viventia’s facilities during normal business hours to inspect 11 \\PH - 037750/000002 - 398853 v1

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. (but not make copies of) Records kept in accordance with this Section 4.7 but only to the extent they relate to computation and verification of royalties and other sums payable under this Agreement; provided that such representative is subject to confidentiality obligations similar to those set out in this Agreement. Micromet’s nominated representative will not disclose to Micromet or any Third Party any Confidential Information belonging to Viventia but will merely report on any under or over payment discovered as a result of his inspection and Micromet will be liable for any breach of such requirement by its nominated representative. The parties will use reasonable commercial efforts to ensure that any such audit will be completed within fifteen (15) Business Days after the written request of Micromet. Micromet will bear all costs of such audit, unless the audit reveals an underpayment of more than 5% from payments otherwise due and payable hereunder, in which case Viventia will bear the cost of the audit. 4.8 Payment of Additional Amounts. If, based on the results of any audit, additional payments are owed to Micromet under this Agreement, Viventia will make such additional payments promptly after the Accounting Firm’s written report is delivered to both Parties. If, based on the results of any audit, payments made by Viventia pursuant to Sections 4.4 exceeded payments indicated by the audit as being due thereunder, such excess will be promptly refunded to Viventia. 4.9 Confidentiality. Micromet will treat all information provided to it pursuant to any audit performed under Section 4.7 in accordance with the confidentiality provisions of Section 5 and will cause the Accounting Firm to enter into a reasonably acceptable confidentiality agreement with Viventia obligating such firm or representative to maintain all such financial information in confidence pursuant to such confidentiality agreement. 4.10 Withholdings. Viventia shall be responsible for all taxes, duties, assessments or other charges of any kind that may be imposed on any and all payments to Micromet under this Agreement, including all royalties, by any government, or subdivision of such government, other than taxes on Micromet’s income (a “Withholding”). All payments made by Viventia under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, duties or other governmental charges now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority, other than taxes on account of Micromet’s income. The amounts payable by Viventia hereunder will be increased by the amount necessary (the “Gross-Up Amount”) so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.10), Micromet will receive an amount equal to the sum it would have received had no such deductions been made. Viventia will provide to Micromet such information as it may reasonably require to enable it to receive a refund of taxes or realize the benefit of any credit, offset or deduction for tax purposes on account of such withholding or Gross-Up Amount (collectively, the “Tax Refund”) and Micromet will, in its next filing with the appropriate tax regulatory authorities, claim such Tax Refund. If Micromet receives any Tax Refund, Micromet shall forthwith pay to Viventia the amount of such refund or the cash value of such other tax benefit. 12 \\PH - 037750/000002 - 398853 v1

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. 5. CONFIDENTIALITY 5.1 Definition. During the Term and subject to the terms and conditions of this Agreement, a Party (the “Disclosing Party”) may communicate to another Party (the “Receiving Party”) confidential information in connection with this Agreement or the performance of its obligations hereunder, including, without limitation, any Dossier or update thereto, any Know- How, any information regarding Improvements or Intellectual Property Rights, any reports provided pursuant to this Agreement, any scientific and manufacturing information and plans, marketing and business plans, and financial and personnel matters relating to a Party or its present or future products, sales, suppliers, customers, employees, investors or business (collectively, “Confidential Information”). 5.2 Exclusions. 5.2.1 Notwithstanding the foregoing, information of a Disclosing Party will not be deemed Confidential Information with respect to a Receiving Party for purposes of this Agreement if such information: (a) was already known to the Receiving Party or its Affiliates, other than under an obligation of confidentiality or non-use, at the time of disclosure to the Receiving Party; (b) was generally available or known to parties reasonably skilled in the field to which such information or Know-How pertains, or was otherwise part of the public domain, at the time of its disclosure to the Receiving Party; (c) became generally available or known to parties reasonably skilled in the field to which such information or Know-How pertains, or otherwise became part of the public domain, after its disclosure to the Receiving Party through no fault of or breach of its obligations under this Section 5 by the Receiving Party; (d) was disclosed to the Receiving Party other than under an obligation of confidentiality or non-use, by a party other than the Disclosing Party who had no obligation to the Disclosing Party not to disclose such information or Know-How to others; or (e) was independently discovered or developed by the Receiving Party or its Affiliates, as evidenced by contemporaneous written records, without the use of or reference to, and by personnel who had no knowledge of or access to, any Confidential Information of the Disclosing Party. 5.2.2 Specific aspects or details of Confidential Information will not be deemed to be within the public domain or in the possession of a person or entity merely because the Confidential Information is embraced by more general information in the public domain or in the possession of such person or entity. Further, any combination of Confidential Information will not be considered in the public domain or in the possession of a person or entity merely because individual elements of such Confidential Information are in the public domain or in the possession 13 \\PH - 037750/000002 - 398853 v1

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. of such person or entity unless the combination and its principles are in the public domain or in the possession of such person or entity. 5.3 Disclosure and Use Restriction. Except as expressly provided herein, the Parties agree that, during the Term and for seven (7) years thereafter (unless one or more of the exceptions described in 5.2.1 apply), a Receiving Party and its Affiliates, licensees and sublicensees will keep completely confidential and will not publish or otherwise disclose and will not use for any purpose except for the purposes contemplated by this Agreement any Confidential Information of the Disclosing Party, its Affiliates, licensees or sublicensees. Nothing in this Section 5 shall be construed as granting any rights to any Party in any patent, trademark, copyright or design of the other party. 5.4 Authorized Disclosure. A Receiving Party may disclose Confidential Information of a Disclosing Party to the extent that such disclosure is: 5.4.1 made in response to a valid order of a court of competent jurisdiction or other governmental or regulatory body of competent jurisdiction; provided, however, that the Receiving Party will first have given notice to the Disclosing Party and given the Disclosing Party a reasonable opportunity to quash such order and to obtain a protective order requiring that the Confidential Information and documents that are the subject of such order be held in confidence by such court or governmental or regulatory body or, if disclosed, be used only for the purposes for which the order was issued; and provided, further, that if a disclosure order is not quashed or a protective order is not obtained, the Confidential Information disclosed in response to such court or governmental order will be limited to that information which is legally required to be disclosed in response to such court or governmental order; 5.4.2 otherwise required by law or mandatory regulation; provided, however, that the Disclosing Party will provide the Receiving Party with reasonable notice of such disclosure in advance thereof to the extent practicable; and provided, further, that the Confidential Information disclosed will be limited to that information which is legally required to be so disclosed by such law or mandatory regulation; 5.4.3 made by the Receiving Party to the regulatory authorities as required in connection with any application, filing, or similar requests for regulatory approvals; provided, however, that reasonable measures will be taken to assure confidential treatment of such information; and provided, further, that the Confidential Information disclosed will be limited to that information required in connection with such application, filing, or similar request for regulatory approval; 5.4.4 made by the Receiving Party, in connection with the performance of this Agreement, to Affiliates, permitted sublicensees, employees, consultants, representatives or agents, each of whom prior to disclosure must be bound by obligations of confidentiality and non- use at least equivalent in scope to those set forth in this Section 5, provided that the Receiving Party will be liable for and indemnify the Disclosing Party for any breach of such persons or entities; 14 \\PH - 037750/000002 - 398853 v1

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. 5.4.5 made by the Receiving Party to existing or potential acquirers or merger candidates, potential collaborators (to the extent contemplated hereunder), investment bankers, existing or potential investors, venture capital firms or other financial institutions or investors for purposes of obtaining financing, each of whom prior to disclosure must be bound by obligations of confidentiality and non-use at least equivalent in scope to those set forth in this Section 5; 5.4.6 a disclosure of the terms of this Agreement made in accordance with Section 5.6; or 5.4.7 made by Micromet (as a Receiving Party) to Enzon, pursuant to the Micromet/Enzon Marketing Agreement or any other agreement relating thereto; provided that Enzon agrees, prior to such disclosure to be bound by obligations of confidentiality and non-use at least equivalent in scope to those set forth in this Section 5. 5.5 Use of Name. Neither Party will make public use of the other Party’s name except (i) in connection with permitted disclosures relating to this Agreement and the activities contemplated hereby, (ii) as required by applicable law, and (iii) otherwise as agreed in writing by such other Party. 5.6 Existence and Terms of Agreement to be Maintained in Confidence. Subject to the other provisions of this Section 5 (including the exception for any public disclosures made in compliance with the terms of this Section 5.6), the Parties agree that the existence and the terms of this Agreement are confidential and will not be disclosed by either Party to any Third Party (except to a Party’s professional advisors) without advance written permission of the other Party; provided, however, that either Party may make any filings of this Agreement required by law or regulation in any country so long as such Party uses its reasonable efforts to obtain confidential treatment for portions of this Agreement as available, consults with the other Party, and permits the other Party to participate, to the extent practicable, in seeking a protective order or other confidential treatment; and provided, further, that either Party may disclose the terms of this Agreement to a Third Party (and its professional advisors) when such disclosure is reasonably necessary in connection with (i) the grant of a license or sublicense of the Patents within the Licensed Technology to such Third Party, (ii) a merger, acquisition, placement, investment, or other such transaction with such Third Party, or (iii) the sale of securities to or other financing from such Third Party or a financing underwritten by such Third Party, in which case disclosure may be made to any person or entity to whom such Third Party sells such securities (and its professional advisors). Advance written permission for disclosure will not be required when a Party is ordered to disclose information concerning the Agreement by a competent tribunal or such disclosures are required by law, regulation, or stock exchange rules, except that such Party will make all reasonable efforts to limit any disclosure as may be required in the course of legal proceedings by entry of an appropriate protective and confidentiality order, and will provide the other Party with as much advance notice of such circumstances as is practicable. 5.7 Press Releases. Following the execution of this Agreement, the Parties may make a press release regarding the execution of this Agreement, the final form of which will be subject to approval of both Parties prior to its release to the public. 15 \\PH - 037750/000002 - 398853 v1

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. 6. FILING, PROSECUTION AND MAINTENANCE OF PATENT RIGHTS 6.1 Prosecution and Maintenance. As between the Parties, Micromet will be solely responsible and will bear all costs for, the preparation, filing, prosecution and maintenance of the Consolidated Patents, subject to the terms and conditions of this Agreement. 6.2 Costs. As between the Parties, Micromet will be solely responsible and bear all costs for (and enjoy all recovery from) any actions concerning the Consolidated Patents, including but not limited to reexaminations, oppositions, interferences, and infringement and impeachment actions, all in its sole and absolute discretion. 6.3 Consequences of Patent Challenge. 6.3.1 Micromet will be permitted to terminate this Agreement if Viventia or its Affiliates challenge, or intentionally direct or intentionally assist (other than under compulsion of a legal process) a third party to challenge, the validity or enforceability of any of the Patents within the Consolidated Patents. If a licensee or sublicensee of Viventia or its Affiliates (or an Affiliate of such licensee or sublicensee) challenges the validity or enforceability of or otherwise opposes any such Patent under which such person is licensed, then Viventia upon notice by Micromet will terminate such license or sublicense. 6.3.2 Unless prohibited by applicable law, Viventia and its Affiliates will include provisions in all agreements that grant license or sublicense rights under the Patents within the Licensed Technology providing that if the licensee or sublicensee or Affiliates thereof challenge the validity or enforceability of or otherwise opposes any such Patents under which the person is licensed, Viventia may terminate the license or sublicense. 6.4 Notice. Each Party will notify the other of any infringement in respect of any Licensed Product by a Third Party of any Patent in the Consolidated Patents of which such Party (or in the case of Viventia, its Affiliates) becomes aware and will provide the other Party with the available evidence, if any, of such infringement. 6.5 Enforcement. As between the Parties, Micromet will have the exclusive right and sole discretion during the Term to stop infringement of the Consolidated Patents, including by bringing suit or other proceeding against the infringer in its own name. Upon request by Micromet, Viventia will provide reasonable assistance to Micromet as a party to the lawsuit or other proceeding, at Micromet’s expense; provided, however, that Micromet will retain control of the prosecution of such suit or proceeding. Micromet will bear all its costs incurred in connection with such lawsuit or other proceeding, and, consequently, will be entitled to collect and retain for its own account such damages and profits as may be accrued as a result of such lawsuit or other proceeding. 7. IMPROVEMENTS; OWNERSHIP 7.1 Disclosure of Improvements. Promptly after conception or discovery by or on behalf of Viventia, its Affiliates, licensee or sublicensees of any Improvements, but in any event within 30 days of such conception or discovery by Viventia or its Affiliates (or promptly following 16 \\PH - 037750/000002 - 398853 v1

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. notification by a licensee or sublicense), Viventia will provide Micromet with notice of such Improvements. 7.2 Ownership. Subject to the licenses granted in Section 7.3, Viventia will retain all right, title and interest in and to any and all Improvements developed by or on behalf of Viventia or its Affiliates. Viventia will ensure that to the extent permitted by law, any Third Party, including Viventia’s licensees or sublicensees, performing work related to any inventions claimed in or covered by the Consolidated Patents is under an obligation: (a) to assign all inventions, Patents, and Know-How relating to any Improvements to Viventia, or where this obligation is not permitted, (b) to exclusively license all such inventions, Patents, and Know-How to Viventia, with the right to sublicense, or where this obligation is not permitted, (c) to non-exclusively license all such inventions, Patents, and Know-How to Viventia, with the right to sublicense. 7.3 License to Micromet. Subject to the terms and conditions of this Agreement, Viventia hereby grants to Micromet a perpetual, irrevocable, non-exclusive, worldwide, royalty- free, fully paid license, with the right to grant and authorize the grant of sublicenses, under any Patents claiming or covering the Improvements to use and practice any inventions claimed therein for any purpose. Except as provided in the preceding sentence, Viventia does not grant any right and/or license to Micromet under any Viventia proprietary information (including, without limitation, Viventia Confidential Information or Know-How). 7.4 Further Assurances. Viventia agrees to take all necessary and proper acts, and will cause its employees, Affiliates, contractors, sublicensees, and consultants to take such necessary and proper acts, to effectuate the ownership provisions set forth in this Section 7. 8. TERM AND TERMINATION 8.1 Term. This Agreement is effective as of the Effective Date and will expire upon the last date upon which the royalties payable by Viventia to Micromet under Section 4.4 expire unless terminated earlier as expressly provided otherwise in this Agreement (the “Term”). 8.2 Termination for Material Breach. 8.2.1 Any failure by a Party to comply with any of its material obligations contained in this Agreement will entitle the Party not in default to give to the Party in default written notice specifying the nature of the default and requiring the defaulting Party to make good or otherwise cure such default. 8.2.2 If, after a Party’s receipt of notice pursuant to Section 8.2.1 above, such default is not cured within 60 days, then the Party not in default will be entitled, on written notice to the other Party and without prejudice to any other rights available to it by law or in equity, to terminate this Agreement by written notice to the other Party effective immediately upon receipt. 8.2.3 This Agreement is specifically made on the basis that in the event of any breach of any term of this Agreement by Viventia (unless otherwise waived in writing by Micromet) (i) as provided in Section 8.2.1 (after giving effect to the notice and cure provisions in Section 8.2.2) or (ii) in the event of the dissolution, receivership, insolvency or bankruptcy of 17 \\PH - 037750/000002 - 398853 v1

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. Viventia, this Agreement shall be deemed to have automatically terminated immediately before such event, and without further act or instrument shall revert to Micromet, and Viventia shall thereupon have no property interest in the license or in the rights thereunder as provided for in this Agreement. Such automatic termination shall apply equally and automatically to any sublicense granted by Viventia pursuant to this Agreement, and this provision shall be incorporated into any sublicense agreement granted by Viventia as permitted under this Agreement. It is the intent of the Parties that all business activities with respect to the license provided for in this Agreement shall be carried out by Viventia or its Affiliates, and that no other entity shall have any interest in the license except by way of sublicense as permitted under this Agreement. 8.3 Termination at Will. In the event that Viventia (either directly or through an Affiliate or Third Party) permanently ceases the manufacture, use or sale of all Licensed Products and no amounts are otherwise payable to Micromet under this Agreement, Viventia will have the right to terminate this Agreement at any time upon 60 days’ prior written notice to Micromet. Upon such termination, Viventia shall provide Micromet written certification that the foregoing conditions have been satisfied. 8.4 Termination of Enzon Agreements. Upon termination of the Micromet/Enzon Marketing Agreement granting Micromet rights to grant licenses to the Consolidated Patents, the licenses granted to Viventia in this Agreement under the Consolidated Patents will continue in full force and effect; provided, however, that Viventia’s acts or omissions under this Agreement did not cause such termination; and provided, further, that Viventia is not in breach of this Agreement and continues to perform its obligations under this Agreement. 8.5 Consequences of Expiration and Termination. 8.5.1 Material Breach. Upon termination of this Agreement by a Party pursuant to Section 8.2, (i) all licenses granted by the terminating Party to the defaulting Party will terminate (except for the licenses granted under Section 7.3 and as provided otherwise in Section 8.5.3); (ii) the licenses granted by the defaulting Party will survive (subject to continued performance by the terminating Party of its royalty obligations, if any, and any other provision of this Agreement applicable to such license); and (iii) the milestone and royalty obligations set forth in Section 4 with respect to the surviving licenses will continue. 8.5.2 Termination at Will. Upon any termination of this Agreement pursuant to Section 8.3, all licenses granted to Viventia pursuant to this Agreement will terminate entirely and immediately. 8.5.3 Survival of Certain Sublicenses. Sublicenses granted by a defaulting Party to a Third Party will survive termination of the defaulting Party’s license under Section 8.5.1(i); provided, however, that (x) such Third Party is not the cause of the default, (y) such Third Party is not in breach of, and continues to fully perform all obligations under, its sublicense agreement and any surviving provisions in this Agreement applicable to such sublicensee, and (z) the terminating Party continues to receive from such Third Party all royalty and milestone payments set forth in Section 4. 18 \\PH - 037750/000002 - 398853 v1

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. 8.5.4 Return of Confidential Information. Upon any expiration or termination of this Agreement, each Party will, at the other Party’s option, promptly return or destroy any of such other Party’s Confidential Information (including all Know-How) in its possession or control; provided, however, that each Party may retain: (a) a single archival copy of the Confidential Information of the other Party solely for the availing itself of the rights accorded to it, or to perform its obligations, under the surviving provisions of this Agreement (including, without limitation any and all license or sublicense rights expressly made to survive termination or expiration hereof); and (b) any portion of the Confidential Information of the other Party which a Party is required by applicable law to retain. 8.6 Survival. Expiration or termination of this Agreement for any reason will not relieve the Parties of any obligation accruing prior to such expiration or termination, including without limitation Viventia’s obligation to pay royalties under Section 4 above on the sale of Licensed Products prior to the effective date of such expiration or termination. The provisions of Sections 2.2, 3.1.3, 4 (solely as to accrued and unpaid amounts and Sections 4.7 and 4.9), 5, 7.2, 7.3, 8.5, 8.6, 9, 11, and 12 together with any definitions used or schedules referenced therein, will survive termination or expiration of this Agreement. 9. INDEMNIFICATION AND INSURANCE 9.1 Indemnification By Viventia. Viventia will indemnify Micromet, its Affiliates and their respective directors, officers, employees, and agents and defend and save each of them harmless, from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) in connection with any and all liability suits, investigations, claims or demands by Third Parties (“Third Party Claims”) to the extent arising from or occurring as a result of or in connection with: (i) the research, development, manufacture, use, sale, offer for sale, distribution, or importation of the Licensed Product by or on behalf of Viventia or its Affiliates, (ii) the breach of Viventia’s representations, warranties and covenants set forth in Section 10, or (iii) the gross negligence or willful misconduct by Viventia, its Affiliates and their respective directors, officers, employees, agents, and sublicensees, except in each case to the extent that such Losses arise out of or result from (a) the gross negligence or willful misconduct of a party seeking indemnification under this Agreement; or (b) a breach by a party seeking indemnification under this Agreement of any provision of this Agreement. 9.2 Indemnification By Micromet. Micromet will indemnify Viventia, its Affiliates and their respective directors, officers, employees, and agents and defend and save each of them harmless, from and against any and all Losses in connection with any and all Third Party Claims to the extent arising from or occurring as a result of or in connection with the breach of Micromet’s representations, warranties and covenants set forth in Section 10, except in each case to the extent that such Losses arise out of or result from (a) the gross negligence or willful misconduct of a party seeking indemnification under this Agreement; or (b) a breach by a party seeking indemnification under this Agreement of any provision of this Agreement. 9.3 Indemnification Procedure. 19 \\PH - 037750/000002 - 398853 v1

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. 9.3.1 Notice of Claim. A person or entity seeking indemnification pursuant to Section 9.1 or 9.2 (each, an “Indemnitee”) will give the Party against whom such claim is made (each, an “Indemnifying Party”) written notice (an “Indemnification Claim Notice”) of any Losses or discovery of fact upon which such Indemnitee intends to base a request for indemnification under Section 9.1 or Section 9.2, as the case may be, but in no event will an Indemnifying Party be liable for any Losses that result from any delay in providing such notice. Each Indemnification Claim Notice must contain a description of the claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss are known at such time). The Indemnitee will furnish promptly to the Indemnifying Party copies of all papers and official documents received in respect of any Losses. 9.3.2 Prosecution of Claims. The obligations of an Indemnifying Party under this Section 9 will be governed by and be contingent upon the following additional terms and conditions: (a) Control of Defense. At its option, the Indemnifying Party may assume the defense of any Third Party Claim by giving written notice to the Indemnitee within 30 days after the Indemnifying Party’s receipt of an Indemnification Claim Notice. Upon assuming the defense of a Third Party Claim, the Indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel selected by the Indemnifying Party. In the event the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnitee will immediately deliver to the Indemnifying Party copies of all original notices and documents (including court papers) received by such Indemnitee in connection with the Third Party Claim. Should the Indemnifying Party assume the defense of a Third Party Claim, the Indemnifying Party will not be liable to the Indemnitee for any legal expenses subsequently incurred such Indemnitee in connection with the analysis, defense or settlement of the Third Party Claim except as contemplated in clause (b) below or as requested by Indemnified Party. (b) Right to Participate in Defense. Any Indemnitee will be entitled to participate in, but not control, the defense of such Third Party Claim and to employ counsel of its choice for such purpose; provided, however, that such employment will be at the Indemnitee’s own expense unless (i) the employment thereof has been specifically authorized by the Indemnifying Party in writing, or (ii) the Indemnifying Party’s has failed to assume the defense and employ counsel in accordance with Section 9.3.2(a) (in which case the Indemnitee will control the defense). (c) Settlement. With respect to any Losses relating solely to the payment of money damages in connection with a Third Party Claim and that will not result in an Indemnitee’s becoming subject to injunctive or other relief or otherwise adversely affect the business of the Indemnitee in any manner, and as to which the Indemnifying Party will have acknowledged in writing the obligation to indemnify the Indemnitee under this Agreement, the Indemnifying Party will have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss, on such terms as the Indemnifying Party, in its sole discretion, will deem appropriate, and will transfer to the Indemnitee all amounts that such Indemnitee will be liable to pay prior to the time prior to the entry of judgment. With respect to all other Losses in connection with Third Party Claims, where the Indemnifying Party has assumed 20 \\PH - 037750/000002 - 398853 v1

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. the defense of the Third Party Claim in accordance with Section 9.3.2(a), the Indemnifying Party will have- authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss provided it obtains the prior written consent of the Indemnitee (which consent will be at the Indemnitee’s sole and absolute discretion). The Indemnifying Party will not be liable for any settlement or other disposition of a Loss by an Indemnitee that is reached without the written consent of the Indemnifying Party. Regardless of whether the Indemnifying Party chooses to defend or prosecute any Third Party Claim, no Indemnitee will admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without the prior written consent of the Indemnifying Party. (d) Cooperation. Regardless of whether the Indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnitee will, and will cause each other Indemnitee’s Affiliates, officers, directors, employees and agents to, cooperate in the defense or prosecution thereof and will furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation will include access during normal business hours afforded to the Indemnifying Party to, and reasonable retention by the Indemnitee of, records and information that are reasonably relevant to such Third Party Claim, and making Indemnitee’s and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided under this Agreement, and the Indemnifying Party will reimburse the Indemnitee for all its reasonable out-of-pocket expenses in connection therewith. 9.4 Expenses. Except as provided above, the reasonable and verifiable costs and expenses, including fees and disbursements of counsel, incurred by the Indemnitee in connection with any claim will be reimbursed on a calendar quarter basis by the Indemnifying Party, without prejudice to the Indemnifying Party right to contest the other party’s right to indemnification and subject to refund in the event the Indemnifying Party is ultimately held not to be obligated to indemnify the Indemnitee. 9.5 Insurance. During the Term, each Party will have and maintain such types and amounts of liability insurance as is normal and customary in the industry generally for parties similarly situated, and each Party will, upon reasonable request of the other Party, provide such other Party with a copy of its policies of insurance in that regard, along with any amendments and revisions thereto. 10. REPRESENTATION AND WARRANTIES, COVENANTS 10.1 Micromet Representations and Warranties. Micromet represents and warrants to Viventia that, as of the Effective Date: 10.1.1 the Micromet/Enzon Cross License Agreement and the Micromet/Enzon Marketing Agreement has been duly executed and delivered by it and Enzon and constitutes a legal, valid and binding obligation enforceable against it and Enzon in accordance with its terms; 21 \\PH - 037750/000002 - 398853 v1

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. 10.1.2 this Agreement has been duly executed and delivered by it and constitutes a legal, valid, and binding obligation enforceable against it in accordance with its terms; 10.1.3 no approval, authorization, consent, or other order or action of or filing with any court, administrative agency, governmental authority or other third party (including, without limitation, Enzon) is required for the execution and delivery by it of this Agreement or the consummation by it of the transactions contemplated hereby; 10.1.4 it has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; 10.1.5 neither it nor Enzon has previously assigned, transferred, conveyed or otherwise encumbered its right, title or interest in the Licensed Technology or entered into any contract or agreement with any Third Party which prevents the grant of the rights granted to Viventia pursuant to this Agreement; 10.1.6 no Third Party has asserted, claimed or, to Micromet’s knowledge, threatened to claim any right, title or interest in or to the Licensed Technology and there are no claims, judgments or settlements against or owed by Micromet or pending or threatened claims or litigation against Micromet relating to the Licensed Technology nor is there a reasonable basis for any such claim; 10.1.7 to Micromet’s knowledge, there are no claims, judgments or settlements against or owed by Enzon or pending or threatened claims or litigation against Enzon relating to the Licensed Technology; 10.1.8 Micromet has the authority to grant to Viventia the license rights granted in this Agreement; 10.1.9 it Controls the Licensed Technology; 10.1.10 to Micromet’s knowledge, Micromet has complied in all material respects with applicable laws and regulations in connection with its execution and delivery of this Agreement; 10.1.11 all official fees, maintenance fees and annuities for the Micromet Patents have been timely paid through the Effective Date; and 10.1.12 no opposition, reexamination or interference proceeding is pending as of the Effective Date in respect of any issued or granted patent within the Micromet Patents. 10.2 Micromet Covenants. Micromet covenants to Viventia that throughout the Term Micromet will Control the Consolidated Patents and Know-How, provided that in no event shall the foregoing be deemed a covenant applicable to the enforceability, validity or non-infringement of any of the Consolidated Patents and Know-How. 22 \\PH - 037750/000002 - 398853 v1

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. 10.3 Viventia Representations and Warranties. Viventia represents and warrants to Micromet that, as of the Effective Date: 10.3.1 this Agreement has been duly executed and delivered by it and constitutes legal, valid, and binding obligations enforceable against it in accordance with its terms; 10.3.2 it has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; and 10.3.3 no approval, authorization, consent, or other order or action of or filing with any court, administrative agency or other governmental authority is required in the jurisdiction of Viventia’s place of business for the execution and delivery by it of this Agreement or the consummation by it of the transactions contemplated hereby. 10.4 Enzon Representations and Warranties. Enzon represents and warrants to Viventia that, as of the Effective Date: 10.4.1 all official fees, maintenance fees and annuities for the Enzon Patents have been timely paid through the Effective Date; and 10.4.2 no opposition, reexamination or interference proceeding is pending as of the Effective Date in respect of any issued or granted patent within the Enzon Patents. 11. DISCLAIMER; LIMITATION OF LIABILITY 11.1 DISCLAIMER OF WARRANTY. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN SECTION 10 ABOVE, EACH PARTY MAKES NO CONDITIONS OR REPRESENTATIONS AND GRANTS NO WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND EACH PARTY SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, OR ANY WARRANTY AS TO THE VALIDITY OF ANY PATENTS OR THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES. 11.2 LIMITATION OF LIABILITY. IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR LOST PROFITS, LOSS OF DATA, OR FOR ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, HOWEVER CAUSED, ON ANY THEORY OF LIABILITY AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, ARISING UNDER ANY CAUSE OF ACTION AND ARISING IN ANY WAY OUT OF THIS AGREEMENT. THE FOREGOING LIMITATIONS WILL NOT APPLY TO DAMAGES ARISING FROM A BREACH OF SECTION 5 OR INDEMNIFICATION UNDER SECTION 9.1 OR 9.2 OR AN AWARD OF ENHANCED DAMAGES AVAILABLE UNDER THE PATENT LAWS FOR WILLFUL PATENT INFRINGEMENT AND WILL NOT, FOR GREATER CERTAINTY, LIMIT VIVENTIA’S OR MICROMET’S INDEMNITY OBLIGATIONS UNDER THIS AGREEMENT. 23 \\PH - 037750/000002 - 398853 v1

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. 12. MISCELLANEOUS 12.1 Assignment. Neither Party will sell, transfer, assign, delegate, pledge or otherwise dispose of, whether voluntarily, involuntarily, by operation of law or otherwise, this Agreement or any of its rights or duties under this Agreement without the prior written consent of the other Party (which such consent may be granted, withheld or conditioned at the other Party’s sole and absolute discretion); provided, however, that a Party may assign or transfer this Agreement or any of its rights or obligations under this Agreement without such consent (a) to any Affiliate of such Party; or (b) to any Third Party with which it merges or consolidates, or to which it transfers all or substantially all of its assets to which this Agreement relates; and provided, further, that the relevant Affiliate assignee, Third Party assignee or surviving entity assumes in writing all of the assigning Party’s obligations under this Agreement. The assigning Party (except if it is not the surviving entity) will remain jointly and severally liable with the relevant Affiliate or Third Party assignee under this Agreement. Notwithstanding the foregoing, any assignment or purported assignment of this Agreement by Micromet will be void ab initio and of no force or effect to the extent that such assignment would violate the provisions or otherwise terminate the Micromet/Enzon Cross-License Agreement or the Micromet/Enzon Marketing Agreement. Any purported assignment or transfer in violation of this Section 12.1 will be void ab initio and of no force or effect. 12.2 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, then (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement, and (d) the Parties will use good faith efforts to promptly replace such illegal, invalid or unenforceable provision with a valid and enforceable provision having similar terms such that the objectives contemplated by the Parties when entering this Agreement may be realized. To the fullest extent permitted by applicable law, each Party hereby waives any provision of law that would render any provision prohibited or unenforceable in any respect. 12.3 Governing Law; Dispute Resolution. 12.3.1 This Agreement, all disputes between the Parties related to or arising out of this Agreement, the Parties’ relationship created hereby, and/or the negotiations for and entry into this Agreement, including any dispute concerning its conclusion, binding effect, amendment, coverage, or termination, will be governed by the laws of New York, U.S.A. without reference to any choice of law principles that would cause the application of the laws of a different jurisdiction, and (subject to Section 12.3.2 below) shall be subject to the exclusive jurisdiction of the courts of competent jurisdiction located in New York, New York, U.S.A. 12.3.2 The Parties will try to settle their differences amicably between themselves. In the event of any controversy or claim arising out of or relating to any provision of this Agreement or the performance or alleged non-performance of a Party of its obligations under this Agreement (“Dispute”), a Party may notify the other Party in writing of such Dispute. If the Parties 24 \\PH - 037750/000002 - 398853 v1

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. are unable to resolve the Dispute within twenty (20) days after receipt of the written notice by the other Party, such dispute will be referred to the Chief Executive Officers of each of the Parties (or their respective designees) who will use their good faith efforts to resolve the Dispute within thirty (30) days after it was referred to the Chief Executive Officers. If the Chief Executive Officers fail to resolve the Dispute, each Party may pursue its rights and remedies as described in Section 12.3.1 above. Notwithstanding the foregoing, no Dispute relating to Section 5 will be subject to this Section 12.3.2. In addition, nothing in this Section 12.3.2 will limit either Party’s right to seek immediate injunctive or other equitable relief whenever the facts or circumstances would permit a Party to seek such relief in a court of competent jurisdiction. 12.4 Notices. All notices or other communications that are required or permitted hereunder will be in writing and delivered personally, sent by facsimile (and promptly confirmed by personal delivery or overnight courier as provided herein), or sent by internationally-recognized overnight courier addressed as follows: If to Micromet, to: Micromet AG Staffelseestrasse 2 D-81477 Munich, Germany Attention: Chief Executive Officer Facsimile: +49 (0) 89 895-277 205 with a copy to: Cooley Godward LLP One Freedom Square Reston Town Center 11951 Freedom Drive Reston, Virginia 20190-5656 Attention: Matthias Alder, Esq. Facsimile: + 1 (703) 456-8100 If to Viventia, to: Viventia Biotech, Inc. 10 Four Seasons Place, suite 501 Toronto, Ontario Canada M9B 6117 Attention: President and CEO Facsimile: +1 (416) 3359306 25 \\PH - 037750/000002 - 398853 v1

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. with a copy to: Torys LLP 79 Wellington Street West Suite 3000, TD Centre P.O. Box 270 Toronto, Ontario M5K 1N2 Attention: Cheryl V. Reicin Facsimile: +1 (416) 865-7373 or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such communication will be deemed to have been given (i) when delivered, if personally delivered or sent by facsimile on a Business Day, and (ii) on the second Business Day after dispatch, if sent by internationally-recognized overnight courier. Except where notice is required to be given under this Agreement, it is understood and agreed that this Section 12.4 is not intended to govern the day-to-day business communications necessary between the Parties in performing their duties, in due course, under the terms of this Agreement. 12.5 Entire Agreement; Modifications. This Agreement, together with any schedules attached hereto (each of which is hereby incorporated herein by reference), sets forth and constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof and all agreements, understanding, promises and representations made prior to the date hereof, whether written or oral, with respect thereto are hereby superseded and of no further force and effect. Each Party confirms that it is not relying on any representations or warranties of the other Party except as specifically set forth herein or as may be agreed otherwise in writing by the parties. No amendment or modification of this Agreement will be binding upon the Parties unless made in writing and duly executed by authorized representatives of both Parties. 12.6 Relationship of the Parties. It is expressly agreed that the Parties’ relationship under this Agreement is strictly one of licensor-licensee, and that this Agreement does not create or constitute a partnership, joint venture, or agency. Neither Party will have the authority to make any statements, representations or commitments of any kind, or to take any action, which will be binding (or purport to be binding) on the other. All persons employed by a Party will be employees of such Party and not of the other Party and all costs and obligations incurred by reason of any such employment will be for the account and expense of such Party. 12.7 Waiver. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver will be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. The waiver by either Party of any right hereunder or of claims based on the failure to perform or a breach by the other Party will not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise. 26 \\PH - 037750/000002 - 398853 v1

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. 12.8 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. 12.9 No Benefit to Third Parties. The representations, warranties, covenants and agreements set forth in this Agreement are for the sole benefit of the Parties hereto and their successors and permitted assigns, and they will not be construed as conferring any rights on any other parties. 12.10 Further Assurance. Each Party will duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents and instruments, as may be necessary or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes, or to better assure and confirm unto such other Party its rights and remedies under this Agreement. 12.11 English Language. This Agreement has been written and executed in the English language. Any translation into any other language will not be an official version thereof, and in the event of any conflict in interpretation between the English version and such translation, the English version will control. 12.12 Force Majeure. Neither Party will be deemed to be in breach of this Agreement as a result of default, delay or failure to perform by such Party that results from any cause beyond the reasonable control of such Party that could not reasonably be foreseen by such Party, including without limitation, fire, earthquake, acts of God, acts of war, terrorism, strikes, lockouts, or other labor disputes, riots, civil disturbances, actions or inactions of governmental authorities (except actions in response to a breach of applicable laws by such Party), or epidemics. This Section 12.12 will not operate to excuse payment by a Party of any amounts due to any other Party under this Agreement, except to the extent that a payment is delayed due to one of the causes described in the preceding sentence. In the event of any such force majeure, the Party affected will promptly notify the other Party, will use commercially reasonable efforts to overcome such force majeure, and will keep the other Party informed with respect thereto. 12.13 Construction. Except where the context otherwise requires, wherever used, the singular will include the plural, the plural the singular, the use of any gender will be applicable to all genders and the word “or” is used in the inclusive sense (and/or). The captions of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The term “including” as used herein means including, without limiting the generality of any description preceding such term. No rule of strict construction will be applied against either Party. [Remainder of this page is left blank intentionally. Signature page follows.] 27 \\PH - 037750/000002 - 398853 v1

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. IN WITNESS WHEREOF, the Parties have executed this Agreement by their respective authorized representatives as of the date first written above. MICROMET AG By: /s/ Christian Itin, Ph.D. Name: Christian Itin, Ph.D. Title: Chief Executive Officer VIVENTIA BIOTECH (BARBADOS) INC. By: /s/ Nick Glover, Ph.D. Name: Nick Glover, Ph.D. Title: Director By: /s/ Robert J. Reid Name: Robert J. Reid Title: President By: /s/ Trevor A. Carmichael Name: Trevor A. Carmichael Title: Director For purposes of Section 8.4 and 10.5 hereof: ENZON, INC. By: /s/ Lawrence R. Miller Name: Lawrence R. Miller Title: VP and General Counsel \\PH - 037750/000002 - 398853 v1

Exhibit 10.1 [***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. SCHEDULE I (A) ENZON PATENTS [***] \\PH - 037750/000002 - 398853 v1

Exhibit 10.1 [***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. SCHEDULE I (B) MICROMET PATENTS [***] \\PH - 037750/000002 - 398853 v1

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. [***] 2 \\PH - 037750/000002 - 398853 v1

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. [***] 3 \\PH - 037750/000002 - 398853 v1

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. [***] 4 \\PH - 037750/000002 - 398853 v1

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. [***] 5 \\PH - 037750/000002 - 398853 v1

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. SCHEDULE II EpCAM Target The EpCAM Target sequences are: [***] \\PH - 037750/000002 - 398853 v1

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. SCHEDULE III Excluded Field The licenses granted by Micromet to Viventia will not include the right to Exploit the following products: [***] \\PH - 037750/000002 - 398853 v1

Exhibit 10.1 [***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. SCHEDULE IV Amino Acid Sequence of Licensed Product [***] \\PH - 037750/000002 - 398853 v1

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. SCHEDULE V Payment Options Payment Option A: One-time license fee: Upon signing: E 3,000,000 Payment Option B: Fully paid-up license with payments in three installments: Upon signing: € 500,000 1st anniversary: € 1,000,000 2nd anniversary: € 2,000,000 Payment Option C: License with milestone and royalty payments: Upon signing: €450,000, of which € 150,000 are deferrable to not later than the first anniversary of the Effective Date Annual maintenance fee starting with 1st anniversary; annual maintenance fees may be credited against royalty payments): €50,000 Start of 1st Phase II study: € 200,000 Start of 1st Pivotal study: € 500,000 1st MAA filing in US: € 700,000 1st MAA filing in Europe: € 500,000 1st sale in US: € 1,400,000 1st sale in Europe: € 1,000,000 Royalties on Net Sales shall be paid until the later of (i) the end of patent life or (ii) 10 years after 1st commercial sale. Royalty rate during patent life: 2.5% for Net Sales below US$ 100,000,000 Net Sales 3.0% for Net Sales between US$ 100,000,000 and US$ 300,000,000 Net Sales 3.5% for Net Sales above US$ 300,000,000 Net Sales Royalty rate after end of patent life: 1.5% \\PH - 037750/000002 - 398853 v1